                                 EXHIBIT 4(ee)

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         This Stock Purchase Agreement (this "Agreement") dated as of the 31st day of August, 1999 among REGENT COMMUNICATIONS, INC., a Delaware corporation (the "Company"), THE ROMAN ARCH FUND L.P., a Delaware limited partnership ("Roman Arch") and THE ROMAN ARCH FUND II L.P., a Delaware limited partnership ("Roman Arch II") (Roman Arch and Roman Arch II collectively referred to as the "Buyers").

         1. AUTHORIZATION. The Company will authorize the sale and issuance under this Agreement of 181,818 shares (the "Shares") of its Series H Convertible Preferred Stock (the "Series H Preferred Stock"), having the rights, privileges and preferences as set forth in the Certificate of Designation (the "Certificate") in the form attached to this Agreement as EXHIBIT A. The shares of Common Stock into which the Shares will be convertible are referred to herein as the "Conversion Stock."

         2. SALE AND PURCHASE OF THE SERIES H PREFERRED STOCK. On and subject to the terms and conditions set forth herein, the Company agrees that it will sell, issue and deliver to Buyers, and Buyers agree that they will purchase from the Company on the Closing Date, 181,818 shares of the Series H Convertible Preferred Stock, as follows:

                        Roman Arch           109,091 shares
                        Roman Arch II          72,727 shares

         3. CLOSING DATE. The closing of the purchase and sale of the Series H Preferred Stock hereunder shall be on or before August 31, 1999 (the "Closing") or at such other time upon which the Company and Buyers shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         4. PURCHASE PRICE. The purchase price for the Series H Preferred Stock is Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine Dollars ($999,999.00) ($5.50 per share) (the "Purchase Price"), which sum Buyers will pay to the Company by wire transfer of immediately available funds on the Closing Date.

         5. DELIVERIES BY THE COMPANY. At the Closing, the Company will deliver to Buyers the following:

                  (a) a stock certificate or certificates representing the Series H Preferred Stock duly issued in the name of Buyers and bearing the legends set forth in Section 7(j) hereof;

                  (b) an opinion of Strauss & Troy, as counsel to the Company, in the form attached as EXHIBIT B; and

                  (c) a certificate, dated as of the Closing Date, signed by the Chairman of the Board, the President of the Company or the Company's Chief Financial Officer, certifying that the

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representations and warranties of the Company contained herein are true and correct in all material respects at and as of the Closing Date.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyers as follows:

                  (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is authorized to transact business as a foreign corporation in good standing in those jurisdictions in which the nature of its activities or the property owned by it make such qualification necessary.

                  (b) AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of
(i) the Shares and (ii) the Conversion Stock and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement is subject to general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Shares and the Conversion Stock will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The issuance of the Shares will not violate any preemptive rights available to the holders of any of the Company's securities. The Series H Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate.

                  (c) COMPLIANCE WITH LAWS. The Company is not in violation of
(i) any applicable order, judgment, injunction, award or decree, or (ii) any federal, state, local or foreign law, statute, rule, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the business of the Company except for violations which reasonably could not have a material adverse effect on the business or properties of the Company. The Company has obtained all licenses, permits, orders and approvals of any federal, state, local or foreign governmental regulatory body (collectively, "Permits") that are material to or necessary for the conduct of the business of the Company. All of such Permits are in full force and effect, no violations are or have been recorded in respect of any Permit and no proceeding is pending or, to the best of the Company's knowledge, threatened to revoke or limit any such Permit.

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                  (d) COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC.
The Company is not in violation of any term of its Amended and Restated Certificate of Incorporation or By-Laws, or of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree. The execution, delivery and performance of and compliance with this Agreement and the issuance of the Series H Preferred Stock and the Conversion Stock have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Company's existing Amended and Restated Certificate of Incorporation or By-Laws or any of its agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

                  (e) LITIGATION. Except as set forth on SCHEDULE 1 hereto, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof).

                  (f) GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series H Preferred Stock and the Conversion Stock, or the consummation of any other transaction contemplated hereby, except (i) filing of the Certificate in the office of the Secretary of State of the State of Delaware, and (ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series H Preferred Stock and the Conversion Stock under applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

                  (g) OFFERING. Subject to the accuracy of the Buyers' representations in Section 7 hereof, the offer, sale and issuance of the Series H Preferred Stock to be issued in conformity with the terms of this Agreement, and the issuance of the Conversion Stock upon conversion of the Series H Preferred Stock, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

                  (h) BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                  (i) DISCLOSURE. No representations or warranty by the Company in this Agreement, nor any statement, document, or certificate, furnished or to be furnished, to the Buyers in connection herewith, or pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

                  (j) NO MATERIAL ADVERSE CHANGE. Between the date of the financial statements filed as part of the Company's 1999 second quarter 10-Q and the Closing Date, there has not been any change in the assets, liabilities, financial condition or operations of the Company from that reflected in

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such financial statements, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

                  (k) FINANCIAL CONDITION. The financial statements of the Company filed as part of the Company's 1999 second quarter 10-Q ("the Financial Statements") fairly present, in all material respects, the financial position of the Company and its subsidiaries as of the dates thereof, and the results of operations and cash flows of the Company and its subsidiaries as of the dates or for the periods set forth therein, all in conformity with GAAP consistently applied during the period involved, except as otherwise set forth in the notes thereto and subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments.

                  (l) SECURITIES AND EXCHANGE COMMISSION DOCUMENTS. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, and all amendments thereto (collectively, the "Commission Documents"). Each Commission Document when filed with the Securities and Exchange Commission was true and accurate in all material respects and in compliance in all material respects with the requirements of its respective report form.

                  (m) CREDIT AGREEMENT. The Company is not in default and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in that certain Credit Agreement between the Company, certain lenders and The Bank of Montreal, dated as of November 14, 1997, as amended (the "Credit Agreement").

         7. REPRESENTATIONS AND WARRANTIES OF BUYERS. Buyers hereby represent and warrant to the Company with respect to the purchase of the Shares as follows:

                  (a) NON-REGISTRATION. Buyers understand that the offering and sale of the Series H Preferred Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), by virtue of
Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder, that the Series H Preferred Stock has not been registered under the 1933 Act or under the securities laws of any state, and that the Company will be under no obligation to effect any such registration.

                  (b) INVESTMENT INTENT. Buyers are purchasing the Series H Preferred Stock and the Conversion Stock for their own account, for investment and not with a view to resale, distribution, or other disposition, and Buyers have no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition. They understand that the Shares and the Conversion Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Buyers' representations as expressed herein. Buyers will not sell or otherwise transfer the Series H Preferred Stock without registration under the 1933 Act and applicable state securities laws, or

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pursuant to an exemption from the registration requirements thereof which, in the opinion of counsel reasonably acceptable to the Company, is available for the transaction.

                  (c) RULE 144. Buyers acknowledge that the Shares and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. They are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (d) NO PUBLIC MARKET. Buyers understand that no public market now exists for the Shares and that the Company has made no assurances that a public market will ever exist for the Shares.

                  (e) STATUS OF BUYERS. Buyers: (i) are "accredited investors," as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act, inasmuch as Buyers meet the requirements of subparagraph (a)(3) of Rule 501; (ii) were not formed for the primary purpose of evading federal or state securities laws, and (iii) are "Qualified Institutional Buyers" as defined in 17 CFR .144A(a).

                  (f) OPPORTUNITY TO REVIEW BOOKS AND RECORDS. Buyers have had a reasonable opportunity to inspect all documents, books and records pertaining to the Company and the Series H Preferred Stock and confirm that the Series H Preferred Stock is being purchased without Buyers' receipt of any offering literature.

                  (g) OPPORTUNITY FOR QUESTIONS. Buyers have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company, its business and operations, the terms of the Series H Preferred Stock and all other aspects of investment in the Company, and all such questions have been answered to the full satisfaction of Buyers.

                  (h) MANNER OF PURCHASE. Buyers are not subscribing for the Series H Preferred Stock as a result of or pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company.

                  (i) BROKERS OR FINDERS. Buyers have not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

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                  (j) LEGENDS. Buyers understand that the certificate(s)
representing the Series H Preferred Stock shall bear legends in substantially the following forms, and Buyers shall not transfer any of the shares of Series H Preferred Stock, or any shares of common stock that may be issued on conversion thereof, or any interest therein, except in accordance with the terms of such legends:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (the "Securities Laws"). These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration under applicable Securities Laws, or the availability of an exemption therefrom. This certificate will not be transferred on the books of the Corporation or any transfer agent acting on behalf of the Corporation except upon the receipt of an opinion of counsel, satisfactory to the Corporation, that the proposed transfer is exempt from the registration requirements of all applicable Securities Laws, or the receipt of evidence, satisfactory to the Corporation, that the proposed transfer is the subject of an effective registration statement under all applicable Securities Laws."

         "The issuer is subject to restrictions contained in the Federal Communications Act, as amended. The securities evidenced by this certificate may not be sold, transferred, assigned or hypothecated if, as a result thereof, the issuer would be in violation of that act."

                  (k) AUTHORITY OF BUYERS. This Agreement, when executed and delivered by the Buyers will constitute the legal, valid and binding obligation of Buyers, enforceable against Buyers in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement is subject to general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

                  (l) NO CONFLICTS. The execution, delivery and performance of this Agreement by Buyers will not violate in any material respect any provision of law or any rule or regulation of any federal, state or local governmental authority to which Buyers are subject, nor result in a breach or violation by Buyers of any of the terms or provisions of, or constitute an event of default under, any material indenture, mortgage, trust (constructive or otherwise), loan agreement, lease or other agreement or instrument to which Buyers are parties or by which Buyers or their assets are bound. Buyers are not parties to, or subject to, or bound by, any judgment, award, injunction, order or decree of any court or governmental authority, or any arbitration award which may restrict or interfere with the performance by Buyers of this Agreement or such other documents as may be delivered by Buyers in connection herewith.

                  (m) LEGAL PROCEEDINGS. There is no action, suit, proceeding or investigation pending (or, to the knowledge of Buyers, threatened) against Buyers in, before or by any court, administrative agency or arbitrator affecting the ability of Buyers to carry out the provisions of this Agreement and the transactions contemplated hereby.

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         8. BUYERS' CONDITIONS TO CLOSING. The Buyers' obligation to purchase the Shares at the Closing is subject to the fulfillment of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 6 hereof shall be true and correct, if limited by materiality, in accordance with the terms thereof in all respects, and if not so limited by materiality, in all material respects, as of the Closing Date.

                  (b) COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                  (c) COMPLIANCE WITH STATE SECURITIES LAWS. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares and the Conversion Stock, or shall have the availability of exemptions therefrom.

                  (d) LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to Buyers.

         9. COMPANY'S CONDITIONS TO CLOSING. The Company's obligation to sell and issue the Shares at the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Buyers in Section 7 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

                  (b) COMPLIANCE WITH STATE SECURITIES LAWS. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares and the Conversion Stock, or shall have the availability of exemptions therefrom.

                  (c) LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

         10. REIMBURSEMENT OF LEGAL FEES. The Company hereby agrees to reimburse Buyers for their legal fees incurred in connection with the negotiation, execution and performance of this Agreement.

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         11.      MISCELLANEOUS.

                  (a) NOTICES. Any notice, request or other document to be given hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telecopy or certified or registered mail, postage prepaid:

                         (i)    if to the Company, addressed to:

                                   Regent Communications, Inc.
                                   50 East RiverCenter Boulevard, Suite 180
                                   Covington, KY 41011
                                   Attn: Terry S. Jacobs, Chairman of the Board
                                   Facsimile: (606) 292-0352

                                with a copy to:

                                   Strauss & Troy
                                   The Federal Reserve Building
                                   150 East Fourth Street
                                   Cincinnati, Ohio 45202-4018
                                   Attn:  Alan C. Rosser, Esq.
                                   Facsimile:   (513) 241-8289

                         (ii)   if to Buyers, addressed to:

                                   The Roman Arch Fund
                                   c/o Prudential Securities
                                   One New York Plaza, 18th Floor
                                   New York, New York  10292
                                   Attention: Robert Willard
                                   Facsimile: (212) 778-4677

or to such other address or telecopy number as any party shall have specified by notice given to the other parties in the manner specified above.

                  (b) ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Exhibits and Schedules hereto, and the other agreements expressly contemplated by this Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral and written agreements, memoranda, term sheets, understandings and undertakings among the parties hereto relating to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by or on behalf of the parties hereto.

                  (c) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Ohio without regard to the application of its conflicts

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

of laws principles. The parties hereby waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement or the transactions contemplated hereby.

                  (d) SEVERABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

                  (e) CONSTRUCTION. The section and subsection headings used herein are for convenience of reference only, are not a part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, any provision of this Agreement. As used in this Agreement, the masculine, feminine and neuter gender each includes the other, unless the context otherwise dictates. Any and all schedules and exhibits referred to in this Agreement and attached hereto are and shall be deemed to be incorporated in this Agreement as if fully set forth herein.

                  (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  (g) SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages may be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder may be specifically enforceable, and no party will take any action to impede the other from seeking to enforce such right of specific performance after any such breach.

                  (h) SUCCESSORS AND ASSIGNS: ASSIGNABILITY. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided, however, that the right of the Buyers to purchase the Series H Preferred Stock shall not be assignable without the consent of the Company. This Agreement (i) shall not confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder; and (ii) shall not be assignable by either party without the prior written consent of the other.

                  (i) FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                  (j) SURVIVAL. The representations and warranties of the parties contained herein shall survive execution and delivery of this Agreement and issuance and delivery of the Series H Preferred Stock hereunder.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, as of the day and year first above written.


                             COMPANY:

                             REGENT COMMUNICATIONS, INC.

                             By:  /s/ Terry S. Jacobs
                                  ------------------------------

                             Its: Chairman and CEO
                                  ------------------------------



                             BUYERS:

                             THE ROMAN ARCH FUND L.P., a Delaware limited
                              partnership

                             By:  /s/ Robert Willard
                                  ------------------------------
                                  Robert Willard, Executive Vice President

                             THE ROMAN ARCH FUND II L.P., a Delaware limited
                              partnership

                             By:  /s/ Robert Willard
                                  ------------------------------
                                  Robert Willard, Executive Vice President